UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): February 21, 2024
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TransUnion (the “Company”) approved 2024 annual long-term incentive (“LTI”) awards of performance-based share units (“PSUs”) and time-vested restricted stock units (“RSUs”) to the Company’s named executive officers (“NEOs”) under the TransUnion Amended and Restated 2015 Omnibus Incentive Plan, which awards will be granted on February 28, 2024 (the “2024 LTI Awards”). The terms of the 2024 LTI Awards are materially consistent with the terms of the 2022 annual LTI grants of PSUs and RSUs described in the Definitive Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 23, 2023, except that, with respect to the PSUs, the Cumulative Adjusted EBITDA metric has been replaced with a Cumulative Adjusted Diluted Earnings per Share metric.
The table below sets forth the dollar denominated value of the 2024 LTI Awards approved by the Committee, assuming target performance with respect to the PSUs. The number of PSUs and RSUs granted will be determined on the grant date by dividing such dollar value by the per share closing price of the Company’s common stock on the grant date (February 28, 2024).

Name	Value of PSUs Granted (at target performance)	Value of RSUs Granted
Christopher A. Cartwright	$5,100,000	$5,100,000
Todd M. Cello	$1,375,000	$1,375,000
Venkat Achanta	$1,800,000	$1,800,000
Steven M. Chaouki	$1,400,000	$1,400,000

The foregoing description of the 2024 LTI Awards does not purport to be complete and is subject to, and qualified in its entirety by, the forms of TransUnion Amended and Restated 2015 Omnibus Incentive Plan Grant Notice and Award Agreement with respect to Performance Share Units and Restricted Stock Units, respectively, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on March 31, 2024.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2024, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted amended and restated bylaws of the Company (the “Fifth Amended and Restated Bylaws”), which became effective the same day, to implement proxy access. Article II, Section 2.13 has been added to the Fifth Amended and Restated Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning three percent or more of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting the greater of (i) up to 20 percent of the Board and (ii) two members of the Board, for election by the holders of the Company’s common stock, provided that the nominating stockholder (or nominating group) and each proposed Board nominee satisfy the requirements specified in the Fifth Amended and Restated Bylaws. The Fifth Amended and Restated Bylaws also include certain technical and clarifying changes.

The foregoing description of the Fifth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Bylaws attached hereto as Exhibit 3.1 (clean version) and Exhibit 3.2 (marked version), which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of TransUnion, effective as of February 21, 2024 (clean version)
3.2	Fifth Amended and Restated Bylaws of TransUnion (marked version)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: February 27, 2024	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer